UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2024

ContextLogic Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39775	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 115
Oakland, California		94601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	LOGC	Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 8, 2024, ContextLogic Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter and six months ended June 30, 2024. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the board of directors (the “Board”) of the Company ratified a previously approved bonus to Rishi Bajaj, the Company’s Chairman and Chief Executive Officer, in recognition of his exemplary Board service, prior to becoming the Company’s Chief Executive Officer, in securing and executing on the Qoo10/Wish deal finalized on April 19, 2024 (the “Transaction Bonus”). On May 6, 2024 (the “Grant Date”), the Compensation Committee of the Board approved the Transaction Bonus of $620,000 in compensation, divided equally between $310,000 in cash compensation and 55,856 in restricted stock units (the “RSUs”). The RSUs will fully vest one year from the Grant Date (the “Vesting Date”), provided, however, that in the event of Mr. Bajaj’s termination prior to the Vesting Date, a pro-rated portion of the RSUs subject to this award will automatically vest upon his termination of service equal to (i) the total number of RSUs subject to this award multiplied by (ii) a fraction, the numerator of which is the number of whole months since the vest commencement date and the denominator of which is 12.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective as of August 5, 2024, the Board unanimously adopted resolutions to amend the Amended and Restated Bylaws of the Company (the bylaws, as so amended, the “Amended Bylaws”), to reduce the quorum requirements for stockholder meetings for the transaction of business from the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote (or if voting by class or series, the holders of a majority of the voting power of the shares of such class or series) to the holders of 1/3 of the voting power of the shares of stock issued and outstanding and entitled to vote (or if voting by class or series, the holders of 1/3 of the voting power of the shares of such class or series), present in person or represented by proxy, unless otherwise required by the Company’s certificate of incorporation or applicable law.

The foregoing summary of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 8, 2024, the Company posted supplemental investor materials on its ir.contextlogicinc.com website. The Company announces information to the public about the Company, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, and the investor relations section of its website (ir.contextlogicinc.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information furnished pursuant to Item 2.02 and Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of ContextLogic Inc., effective as of August 5, 2024
99.1	Press release issued by ContextLogic Inc. on August 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Inc.

Date:	August 8, 2024	By:	/s/ Rishi Bajaj
Rishi Bajaj Chief Executive Officer Pricipal Executive Officer